Exhibit 10.1

                          TERMINATION AGREEMENT


      THIS TERMINATION AGREEMENT (the "Agreement") dated this 1st day of May, 2000 is by and between ANACOMP INC., an Indiana corporation having its principal offices at 12365 Crosthwaite Circle, Poway, California ("Anacomp") and RALPH W. KOEHRER, President and Chief Executive Officer of Anacomp ("Koehrer"). Anacomp and Koehrer together are sometimes referred to herein as the "Parties".

                                RECITALS

      WHEREAS, Anacomp and Koehrer are parties to that certain Employment Agreement, dated December 7, 1997, and Addenda I, II and III thereto, (collectively the "Employment Agreement"). All capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Employment Agreement;

      WHEREAS, pursuant to the Employment Agreement, Koehrer has served as President and Chief Executive Officer of Anacomp and is entitled to certain payments to be made upon the mutual termination of the Employment Agreement;

      WHEREAS, Anacomp and Koehrer each has determined that it is in their mutual best interests to terminate the Employment Agreement, subject to the terms and conditions contained in this Agreement ("Termination"); and

      WHEREAS, pursuant to Section 5.1(a) of the Employment Agreement, Anacomp and Koehrer have agreed to terminate the Employment Agreement on the terms and conditions set forth herein, and to enter into this Termination Agreement in furtherance of such termination.


                                AGREEMENT

      NOW, THEREFORE, pursuant to the provisions contained in the Employment Agreement and in consideration of the promises contained herein, and other good and valuable consideration, Anacomp and Koehrer agree as follows:

1. Except to the extent of the provisions thereof referred to herein or specifically incorporated herein by reference, the Employment Agreement shall terminate on May 5th, 2000 (the "Effective Date").

2. In addition to any amounts due to Koehrer for services rendered through the Effective Date, including Base Salary, Fringe Benefits, Incentive Compensation and accrued vacation, pursuant to Section 5.1 of the Employment Agreement and in full satisfaction and settlement of all such amounts due, Koehrer shall receive the following after Termination:


          a. Salary. Anacomp will pay Koehrer his normal Salary as set forth in the Employment Agreement through May 31, 2000.


          b. Severance. Anacomp will pay Koehrer a severance allowance of $1,000,000 payable in a lump sum by wire transfer made by the Business Day following the execution of this Agreement.


          c. Stock Options. Upon the Effective Date of the Termination, all non-qualified stock options previously granted to Koehrer pursuant to the Anacomp Inc. Amended and Restated 1996 Long-Term Incentive Plan shall vest immediately and shall be exercisable through May 31, 2001.


          d. Health Benefits. Anacomp will at its expense provide Koehrer with health benefits as set forth in Section 3.1 of the Employment Agreement, including all benefits currently provided, until Koehrer has secured other full-time employment providing Koehrer comparable health benefits or for twenty-four full calendar months, whichever is sooner. Nothing herein shall be deemed to require Koehrer to accept any employment within said twenty-four month period.

3. The provisions of Section 2.3, 5.1, 5.2 and 5.5 and VI of the Employment Agreement, and the Confidentiality, Non-Competition and Non-Disclosure Agreement appended to the Employment Agreement, shall survive and shall continue in full force and effect upon Termination.

4. No Severance Payments or, except as provided in Section 2.d. of this Agreement, other benefits made or granted by Anacomp to Koehrer pursuant to
Section 2 of this Agreement shall be diminished or otherwise affected by virtue of Koehrer's securing employment after the Effective Date.

5. Koehrer hereby fully and forever irrevocably releases, waives and forgives Anacomp and any other entity to which Koehrer has performed services under the Employment Agreement and their respective directors, officers, employees, agents, subsidiaries, stockholders, and affiliates, and successors and assigns (collectively, "Released Parties"), from any and all rights, interests, liens or claims of any kind whatsoever, at common law, equity, by statute or otherwise, whether they may be asserted individually or collectively, directly, derivatively or indirectly, whether known or unknown, concealed or hidden, and whether suspected or unsuspected, which Koehrer ever had, currently has or hereafter may have against the Released Parties with respect to any of such services performed by Koehrer or with respect to any of the transaction contemplated by the Employment Agreement and all activities of Koehrer thereunder, such release to be effective automatically without further action by any party upon execution of this Agreement.

6. Anacomp hereby fully and forever  irrevocably  releases,  waives and forgives
Koehrer, from any and all rights, interests, liens or claims of any kind whatsoever, at common law, equity, by statute or otherwise, whether they may be asserted individually or collectively, directly, derivatively or indirectly, whether known or unknown, concealed or hidden, and whether suspected or unsuspected, which Anacomp ever had, currently has or hereafter may have against Koehrer with respect to any of the transaction contemplated by the Employment Agreement and all activities of Anacomp thereunder, such release to be effective automatically without further action by any party upon execution of this Agreement.

7. Except for obligations of each party described in this Agreement, each party further irrevocably and absolutely agrees that he or it will not prosecute, nor allow to be prosecuted on behalf of such party, before any arbitrator, in any administrative agency (whether federal, state or local) or in any court (whether federal or state), any claim or demand of any type, related to the transactions and occurrences between them to date. Each party acknowledges that there is a risk that subsequent to the execution of this Agreement, one or more parties will incur or suffer loss, damages or injuries which are in some way caused by or related to the transactions referred to in this Agreement, but which are unknown and unanticipated at the time this Agreement is signed. The parties do hereby assume the above-mentioned risks and understand that this Agreement shall apply to all unknown or unanticipated results of the transactions and occurrences described above, as well as those know and anticipated, and upon advice of legal counsel, the parties do hereby waive any and all rights under California Civil Code Section 1542. To the fullest extent permissible by law, each party to this Agreement expressly waives all benefits and rights granted to such person pursuant to California Civil Code Section 1542, which section has been fully explained and provides and reads as follows:

            "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Each of the parties hereby expressly waives and relinquishes all rights and benefits which it has or may have under Section 1542 of the Civil Code of the State of California to the full extent that he or it may lawfully waive all such rights and benefits. The parties hereby acknowledge that they are aware that they or their attorneys may hereafter discover facts different from or in addition to those which they or their attorneys now know or believe to be true with respect to the claims, demands, liabilities, obligations and causes of action of every kind herein released, and they each agree that this instrument shall be and remain in effect as a full and complete release notwithstanding any such different or additional facts. In furtherance of such intention, the releases herein given shall be and remain in effect as full and complete mutual general releases notwithstanding the discovery or existence of any such additional or difference claims or facts.

Each of the parties warrants that it has not sold, transferred or assigned, by operation of law or otherwise, any of the released matters.

8. The releases contained herein shall not apply to claims arising out of this Agreement.

9. The advise of legal counsel has been obtained by all parties, and each of them, prior to signing this Agreement. All parties execute this Agreement voluntarily, with full knowledge of its significance, and with the express intention of effecting the legal consequences provided by Civil Code Section 1542, i.e., the extinguishment of all obligations.

10. This Agreement supercedes all prior agreements, including the Employment Agreement except to the extent certain of its provisions are specifically referred to herein or incorporated herein by reference, and contains the entire understanding of the Parties hereto. It may only be modified in writing signed by the Parties.

11. The validity and construction of this Agreement shall be governed and construed under the laws of the State of California.

      IN WITNESS WHEREOF, as of the date first above-written, the undersigned Parties, acting through their duly authorized representatives, have executed this Termination Agreement in multiple counterparts.



                                                ANACOMP INC.



                                                By:  /s/ Richard D. Jackson
                                                Name:  Richard D. Jackson
                                                Title:  Co-Chairman



                                                RALPH W. KOEHRER



                                                /s/ Ralph W. Koehrer